Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2020 with respect to the audited financial statements of CNS Pharmaceuticals, Inc. for the years ended December 31, 2019 and 2018.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

July 21, 2020